EXHIBIT 99.1
INVESTOR RELATIONS UPDATE
October 29, 2008
General Comments
•	4Q and 2009 Capacity Guidance — Fourth quarter 2008 domestic mainline capacity will be down six to eight percent while total mainline capacity will be down five to seven percent. Express capacity will be down one to three percent for the same period. For 2009 domestic mainline capacity will be down eight to ten percent while total mainline capacity will be down four to six percent. Express capacity will be down five to seven percent.

•	Cash / Financing Commitments — At the end of 3Q08, the Company had approximately $2.3 billion in total cash and investments, of which $0.7 billion was restricted. The Company holds Auction Rate Securities with a book value of $261 million ($411 million par value). While these securities are held as investments in non-current marketable securities on our balance sheet, they are included in our unrestricted cash calculation. In addition, the Company has raised approximately $950 million of financing and near-term liquidity commitments from several of its strategic business partners. On October 20, 2008 the Company closed on approximately $800 million of these transactions with $400 million of proceeds used to prepay the Company’s $1.6 billion bank debt facility. In exchange for this prepayment, the unrestricted cash covenant contained in the loan agreement for the bank debt facility has been reduced from $1.25 billion to $850 million. The remaining proceeds from these financing transactions of approximately $370 million after payment of certain bank and other service fees increase the Company’s total cash position and will be used for general corporate purposes. The remaining $150 million of liquidity commitments are expected to close during the fourth quarter, with cash benefits realized through 2009.

•	Fuel — US Airways uses costless collars on Heating Oil Futures as a fuel-hedging vehicle. For 4Q08, the Company has approximately 45% of its consolidated fuel consumption (59% mainline) hedged, and anticipates paying between $3.13 and $3.18 per gallon of jet fuel (including taxes and hedges). The weighted average collar range of the hedges in place is between $3.11 and $3.31 per gallon of heating oil, or between $112.55 and $120.95 per barrel of crude oil. Forecasted volume, fuel prices, hedge percentages, and equivalent price per barrel of crude oil are provided in the table below. Included in the Company’s restricted cash balance as of September 30, 2008 was $159 million related to letters of credit collateralizing certain counterparties to the Company’s fuel hedging transactions.

•	Capacity / Fleet Reduction — On July 22, the Company announced that it will further reduce both mainline and Express capacity in 4Q08 and FY09 by an additional one to two percent from the previous guidance issued on June 12. As a result, mainline capacity will be down five to seven percent, and Express capacity will be down one to three percent in 4Q08. 2009 mainline capacity will be down four to six percent, while Express capacity will be down five to seven percent.

•	Profit Sharing / CASM — Profit sharing equals 10% of pre-tax earnings excluding transition expenses and special items up to a 10% pre-tax margin and 15% above the 10% margin. Profit sharing is included in the CASM guidance given below.

•	Cargo / Other Revenue — Cargo / Other Revenue includes: cargo revenue, ticket change fees, excess/overweight baggage fees, first and second bag fees, contract services, simulator rental, airport clubs, Materials Services Company (MSC), and inflight service revenues.

•	Taxes / NOLs — As of December 31, 2007, the Company had approximately $761 million of net operating loss carryforwards (NOL) to reduce future taxable income. In the first nine months of 2008, the Company recognized a net loss of $1.7 billion, which increased the federal NOL available to approximately $1.3 billion as of September 30, 2008. The NOL expires during the years 2022 through 2028.

The Company’s net deferred tax asset, which includes the NOL, is subject to a full valuation allowance. As a result, in accordance with SFAS No. 109, “Accounting for Income Taxes,” income tax benefits are not recognized in the Company’s statement of operations. As of September 30, 2008, the federal valuation allowance is $404 million, all of which was recognized through tax expense. In accordance with SFAS No. 109, future decreases in the valuation allowance established through the recognition of tax expense offset the Company’s tax provision dollar for dollar.

As of September 30, 2008, the state valuation allowance is $79 million of which $55 million was recognized as tax expense when it was established and $24 million was established in purchase accounting. Effective January 1, 2009, the Company will adopt the provisions of SFAS 141R, and in accordance with SFAS 141R, all future decreases in valuation allowance established in purchase accounting would be recognized as a reduction in tax expense.

The third quarter results include a $3 million charge related to a reconciliation of the 2007 tax provision to the tax return as filed in the third quarter of 2008.

The Company expects to report a loss for the full year 2008, which will increase the Company’s available NOL.

•	Share Count — At the end of 3Q08, the Company had 102.4 million basic and diluted weighted average shares outstanding. Both basic and diluted shares guidance is provided in the table below.
Please refer to the footnotes and the forward looking statements page of this document for additional information

MAINLINE UPDATE
October 29, 2008
Mainline General Comments
•	Mainline data includes US Airways operated flights and all operating expenses are for mainline operated flights only. Please refer to the following page for information pertaining to Express.
•	In light of the current industry environment, the Company has reduced planned discretionary capital expenditures for 2008 by $90 million since the beginning of the year. The Company plans to continue to invest in capital items related to its operational improvement plan.

Mainline General Guidance	1Q08A	2Q08A	3Q08A	4Q08E	FY08E
Available Seat Miles (ASMs) (bil)	18.3	19.4	19.4	~17.0	~74.1
CASM ex fuel, special items, & transition expense (YOY % change) [1]	8.57	8.32	8.08	+6% to +8%	+5% to +7%

Cargo / Other Revenues ($ mil)	230	241	293	~305	~1,070

Fuel Price (incl hedges and taxes) ($/gal)	2.60	2.99	3.50	3.13 – 3.18	3.04 – 3.09
Fuel Gallons Consumed (mil)	285	299	297	~270	~1,152

Percent Hedged				59%	58%
Weighted Avg. Heating Oil Collar Range ($/gal)				3.11 – 3.31	2.54 – 2.74
Weighted Avg. Jet Fuel Equivalent (incl, transport, and refining margin) ($/gal)				3.21 – 3.41	2.71 – 2.91
Weighted Avg. Estimated Crude Oil Equivalent ($/bbl)				112.55 – 120.95	86.23 – 94.63
Estimated Jet Price Assumption (unhedged, incl transport) ($/gal)				~2.56	~3.15
Impact of Fuel Hedges (Gains)/Losses ($/gal)				.50	(0.18)

Interest Expense ($ mil)	60	56	57	~82	~255
Interest Income ($ mil)	29	21	19	~20	~88

Merger Update ($ mil)
Transition Expense	26	10	—	—	36

Capital Update ($ mil)	FY08E

Cash Capex (non-aircraft)	$225
Net aircraft / PDP Capex (E190 & A321 Acquisition & PDP)	$120
Notes:

1.	CASM ex fuel, special items & transition expenses is a non-GAAP financial measure. Please see the GAAP to non-GAAP reconciliation at the end of this document
Please refer to the footnotes and the forward looking statements page of this document for additional information

EXPRESS UPDATE
October 29, 2008
Express General Comments
•	US Airways Express is a network of nine regional airlines (2 wholly owned) operating under code share and service agreements with US Airways. All operating expenses (including purchase agreements) associated with US Airways Express are included within the Express Non-Fuel Operating Expense line item on our income statement.
Express General Guidance

	1Q08A	2Q08A	3Q08A	4Q08E	FY08E
Available Seat Miles (ASMs) (bil)	3.6	3.9	3.9	~3.5	~14.9
CASM ex fuel ( YOY % change) [1]	13.47	12.39	12.55	+4% to +6%	-1% to +1%
Fuel Price (incl taxes) ($/gal)	2.90	3.72	3.80	2.47 – 2.52	3.23 – 3.28
Fuel Gallons Consumed (mil)	86	91	92	~85	~355
Express Carriers

Air Midwest Airlines, Inc. [4]	Piedmont Airlines, Inc. [2]
Air Wisconsin Airlines Corporation	PSA Airlines, Inc [2]
Chautauqua Airlines, Inc.	Republic Airways
Colgan Air, Inc. [4]	Trans States Airlines, Inc. [4]
Mesa Airlines [3]
Notes:

1.	CASM ex fuel expense is a non-GAAP financial measure. Please see the GAAP to non-GAAP reconciliation at the end of this document.

2.	Wholly owned subsidiary of US Airways Group, Inc.

3.	Subsidiary of Mesa Air Group, Inc

4.	Pro-rate agreement
Please refer to the footnotes and the forward looking statements page of this document for additional information

FLEET UPDATE
October 29, 2008
Fleet General Comments
•	On October 2, 2007, the Company executed definitive purchase agreements with Airbus for the acquisition of 92 aircraft, including 60 single-aisle A320 family aircraft and 32 wide-body aircraft, including 22 next generation A350 XWBs and 10 A330s. The 60 A320 family aircraft are expected to replace 60 older aircraft in the airline’s fleet. Deliveries for the 60 A320 family aircraft are expected to begin in 2010. The Company also reaffirmed its commitment to the A350 program by increasing its previously announced order of 20 A350s by two to 22 A350 XWBs in both the -800 and larger -900 series configuration. Deliveries for the A350 XWBs are expected to begin in 2015 and can be used for modest international expansion, or replacement of existing older technology aircraft. The 10 A330s will facilitate the retirement of US Airways’ existing B767 fleet. Deliveries of the A330s are expected to commence in 2009.
•	On November 15, 2007, the Company and Airbus amended the A330 purchase agreement, adding an additional five firm A330-200s to the purchase agreement. These additional aircraft allow the Company to continue its international growth plans of adding approximately three to four new markets per year between 2009 and 2011.
•	On January 11, 2008, the Company and Airbus amended the A320 purchase agreement, converting thirteen A319s to A320s, one A319 to an A321 and eleven A320s to A321s for deliveries during 2009 and 2010.
•	On July 22, 2008 the Company announced that it will reduce mainline capacity in 4Q08 and FY09 by five to seven percent and four to six percent, respectively. With these changes, system capacity is now estimated to decrease by four to six percent for both Q408 and FY2009. This will be accomplished by returning six 737-300 aircraft by the end of 2008 (included in previous guidance) and four A320 aircraft in the first half of 2009; and canceling the deliveries of the two ILFC-leased aircraft which had been scheduled for early 2009. The airline is also planning to reduce additional aircraft in 2009 and 2010. In addition, the Company has one less 737-300 from previous guidance due to an accelerated lease expiration from 2Q09 to 3Q08.
Mainline Fleet Update (End of Period)

	YE07A	1Q08A	2Q08A	3Q08A	4Q08E	FY08E
Mainline
EMB-190	11	14	19	24	25	25
737-300	47	46	41	35	30	30
737-400	40	40	40	40	40	40
A319	93	93	93	93	93	93
A320	75	75	75	75	75	75
A321	28	28	28	31	33	33
A330	9	9	9	9	9	9
B757	43	42	42	41	39	39
B767	10	10	10	10	10	10

Total	356	357	357	358	354	354
Express Fleet Update (End of Period)

	YE07A	1Q08A	2Q08A	3Q08A	4Q08E	FY08E
Express
DH8	61	61	61	61	61	61
CRJ-200	118	117	117	116	116	116
CRJ-700	14	14	14	14	14	14
CRJ-900	38	38	38	38	38	38
EMB-170	23	21	20	20	20	20
ERJ-145	9	9	9	9	9	9
EMB-175	23	31	36	38	38	38

Total	286	291	295	296	296	296
Please refer to the footnotes and the forward looking statements page of this document for additional information

SHARES OUTSTANDING
October 29, 2008
•	On August 14, 2008 the Company completed an underwritten public stock offering in which it issued approximately 21.85 million common shares. Upon completion of the offering, the Company’s basic shares outstanding were approximately 114.1 million.

Shares Outstanding ($ and shares mil)	Basic	Diluted	Interest Addback

For 4Q08
Earnings above $50	114.1	117.2	$1.3
Earnings up to $50	114.1	114.1	—
Net Loss	114.1	114.1	—

Full Year 2008
Earnings above $174	100.2	103.2	$5.3
Earnings up to $174	100.2	100.2	—
Net Loss	100.2	100.2	—
Shares outstanding are based upon several estimates and assumptions, including average per share stock price, stock options, stock appreciation rights, restricted stock unit award activity, and conversion of outstanding senior convertible notes. The number of shares in the actual calculation of earnings per share will likely be different from those set forth above.
Please refer to the footnotes and the forward looking statements page of this document for additional information

GAAP to Non-GAAP RECONCILIATION
October 29, 2008
Reconciliation of GAAP to Non-GAAP Financial Information
US Airways Group, Inc. (the “Company”) is providing disclosure of the reconciliation of reported non-GAAP financial measures to their comparable financial measures on a GAAP basis. The Company believes that the non-GAAP financial measures provide investors the ability to measure financial performance excluding special items, which is more indicative of the Company’s ongoing performance and is more comparable to measures reported by other major airlines. The Company believes that the presentation of mainline CASM excluding fuel, special items & transition expense and Express CASM excluding fuel is useful to investors as both the cost and availability of fuel are subject to many economic and political factors beyond the Company’s control.
This update contains forward-looking statements that are not limited to historical facts, but reflect the Company’s current beliefs, expectations or intentions regarding future events. All forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. For examples of such risks and uncertainties, please see the risk factors set forth in the Company’s Form 10-Q for the quarter ended September 30, 2008, and its other securities filings, including any amendments thereto, which identify important matters such as the consequences of fuel costs, labor costs, competition, and industry conditions, including the demand for air travel, the airline pricing environment and industry capacity decisions, regulatory matters and the seasonal nature of the airline business. The Company undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this update.

	GAAP to Non-GAAP Reconciliation ($mil except ASM and CASM data)
	1Q08	2Q08	3Q08	4Q08 Range		FY08 Range
	Actual	Actual	Actual	Low	High	Low	High

Mainline
Mainline Operating Expenses	$2,302	$2,971	$3,106	$2,303	$2,344	$10,346	$10,521
Less Mainline Fuel (net of (gains)/losses from fuel hedges)	706	704	1,530	845	859	3,502	3,560
Less Special Charges	—	646	8	—	—	654	654
Less Transition Expenses	26	10	—	—	—	36	36

Mainline Operating Expense excluding fuel, special items, and transition expense	1,570	1,611	1,568	1,458	1,485	6,154	6,272

Mainline CASM (GAAP) (cts)	12.56	15.33	16.01	13.55	13.79	13.96	14.20
Mainline CASM excluding fuel, special items, and transition expenses (Non-GAAP) (cts)	8.57	8.32	8.08	8.58	8.74	8.31	8.46

Mainline ASMs (bil)	18.3	19.4	19.4	17.0	17.0	74.1	74.1

Express
Express Operating Expenses	$734	$822	$844	$670	$684	$3,061	$3,118
Less Express Fuel Expense	249	340	349	210	214	1,147	1,164

Express Operating Expenses excluding Fuel	485	482	495	460	469	1,915	1,953

Express CASM (GAAP) (cts)	20.39	21.12	21.40	19.15	19.53	20.50	20.88
Express CASM Excluding Fuel (Non-GAAP) (cts)	13.47	12.39	12.55	13.16	13.41	12.82	13.08

Express ASMs (bil)	3.6	3.9	3.9	3.5	3.5	14.9	14.9
Note: Amounts may not recalculate due to rounding
Please refer to the footnotes and the forward looking statements page of this document for additional information

FORWARD LOOKING STATEMENTS
October 29, 2008
FORWARD-LOOKING STATEMENTS
Certain of the statements contained herein should be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward looking statements may be identified by words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “could,” “should,” and “continue” and similar terms used in connection with statements regarding the outlook, expected fuel costs, revenue and pricing environment, and expected financial performance of US Airways Group (the “Company”). Such statements include, but are not limited to, statements about the benefits of the business combination transaction involving America West Holdings Corporation and US Airways Group, including future financial and operating results, the Company’s plans, objectives, expectations and intentions, and other statements that are not historical facts. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties that could cause the Company’s actual results and financial position to differ materially from these statements. Such risks and uncertainties include, but are not limited to, the following: the impact of future significant operating losses; changes in prevailing interest rates and increased costs of financing; the impact of economic conditions; the Company’s high level of fixed obligations (including compliance with financial covenants related to those obligations) and the ability of the Company to obtain and maintain any necessary financing for operations and other purposes; the ability of the Company to maintain adequate liquidity; labor costs, relations with unionized employees generally and the impact and outcome of the labor negotiations; the impact of high fuel costs, significant disruptions in fuel supply and further significant increases to fuel prices; reliance on vendors and service providers and the ability of the Company to obtain and maintain commercially reasonable terms with those vendors and service providers; reliance on automated systems and the impact of any failure or disruption of these systems; the impact of changes in the Company’s business model; the impact of industry consolidation; competitive practices in the industry, including significant fare restructuring activities, capacity reductions or other restructuring or consolidation activities by major airlines; the ability to attract and retain qualified personnel; the impact of global instability including the potential impact of current and future hostilities, terrorist attacks, infectious disease outbreaks or other global events; government legislation and regulation, including environmental regulation; the Company’s ability to obtain and maintain adequate facilities and infrastructure to operate and grow the Company’s network; costs of ongoing data security compliance requirements and the impact of any data security breach; interruptions or disruptions in service at one or more of the Company’s hub airports; the impact of any accident involving the Company’s aircraft; delays in scheduled aircraft deliveries or other loss of anticipated fleet capacity; security-related and insurance costs; weather conditions; the cyclical nature of the airline industry; the impact of foreign currency exchange rate fluctuations; the ability to use pre-merger NOLs and certain other tax attributes; ability to complete the integration of labor groups; the ability to maintain contracts critical to the Company’s operations; the ability of the Company to attract and retain customers; and other risks and uncertainties listed from time to time in the Company’s reports to the SEC. There may be other factors not identified above of which the Company is not currently aware that may affect matters discussed in the forward-looking statements, and may also cause actual results to differ materially from those discussed. The Company assumes no obligation to publicly update any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting such estimates other than as required by law. Additional factors that may affect the future results of the Company are set forth in the section entitled “Risk Factors” in the Company’s Report on Form 10-Q for the quarter ended September 30, 2008 and in the Company’s filings with the SEC, which are available at www.usairways.com
Please refer to the footnotes and the forward looking statements page of this document for additional information